Exhibit 99.1

Tidewater to Present at the Barclays Capital 2010 CEO Energy–Power Conference

NEW ORLEANS, September 7, 2010 – Tidewater Inc. (NYSE: TDW) announced today that Dean E. Taylor, Chairman, President and Chief Executive Officer, Quinn P. Fanning, Executive Vice President and Chief Financial Officer and Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer, will present at the Barclays Capital 2010 CEO Energy–Power Conference in New York, New York on Thursday, September 16, 2010, at approximately 2:25 p.m. Eastern time. The presentation will be available via real-time webcast at http://www.tdw.com. Playback will be available on September 17, 2010, at approximately 8:00 a.m. Eastern time and will be available for thirty days. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a transcript of the presentation and a copy of the slides used by the presenters.

Tidewater Inc. owns 397 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.

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